Exhibit 99.1
Houston Exploration Announces Strategic Restructure —
Plans to Sell Gulf of Mexico Assets, Implement a Stock Repurchase Program,
and Increase Credit Facility
Houston, Texas — November 8, 2005 — The Houston Exploration Company (NYSE: THX) today announced several strategic steps that will impact the organization in the near future.
Of note:
•	Houston Exploration has announced its intention to divest of its entire Gulf of Mexico asset base and expects to open a data room to qualified bidders in January 2006. Historically the company’s Gulf of Mexico production has accounted for approximately 40 percent of the organization’s total production.

•	Houston Exploration has authorized a discretionary common stock repurchase program of up to $200 million.

•	Houston Exploration plans to expand its bank revolver from $450 million to $750 million, with an initial borrowing base of $600 million. This will be used for general corporate purposes and to provide additional acquisition liquidity.

•	Houston Exploration has announced its 2006 capital program and guidance, expecting to spend $423 million next year.

•	Houston Exploration will hold a conference call on Tuesday, November 8, at 10:00 a.m. Central Time to further discuss these events. To access the call dial (800) 230-1096 prior to the start and provide the confirmation code 802781. A replay of the call will be available for one week beginning at 1:30 p.m. Central Time on November 8. Dial (800) 475-6701 and provide the confirmation code 802781 for this service. In addition, the call will be broadcast live over the Internet and can be accessed by following the webcast links at www.houstonexploration.com .
Sale of Gulf of Mexico Shelf Assets:
Houston Exploration intends to execute a strategic shift in its operations by selling its offshore operations and becoming a pure onshore U.S. gas producer. The company’s year-end 2004 offshore reserves totaled 291 Bcfe, or 37 percent of the company’s total proved reserves. Historically, the company’s offshore drilling program has been a combination of developmental and exploratory drilling, with a focus on deep-shelf exploration. To date, the company is six-for-12 when drilling these high-impact exploration targets, three of which have been successfully drilled in 2005.
Houston Exploration’s intent is to open a data room to qualified bidders in January 2006. The company estimates closing the transaction during the first quarter 2006. The company has engaged Wachovia Securities as its financial adviser for the sale.
Houston Exploration expects to use the sale proceeds in multiple ways, which may include, but are not limited to, acquiring additional assets in U.S. onshore basins, paying for the recently announced $163 million acquisition in South Texas, decreasing debt under the company’s bank revolver, and potentially purchasing the company’s common stock. In this regard, Houston Exploration intends to structure the Gulf of Mexico sale and all matching acquisitions, including the pending South Texas acquisition, to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code to the extent possible in order to maximize the tax efficiencies.
“For several years we have been building our onshore business and are now beginning more significant strategic moves to transform Houston Exploration. We are taking advantage of the current favorable market conditions for offshore properties in order to monetize the Gulf and focus our people and capital on longer-lived opportunities in the lower 48,” stated William G. Hargett, chairman and chief executive officer. “The returns in the Gulf remain extremely attractive, and our assets would be an excellent complement to the portfolios of several producers and a springboard for new entrants. After our sale, as a pure onshore organization, Houston Exploration should immediately increase its reserve life from six years to eight years and should offer its stockholders solid prospects for more predictable and stable production and reserve growth,” he added.
Stock Repurchase Program:
In conjunction with the sale of its Gulf of Mexico assets, Houston Exploration’s board of directors also approved a discretionary common stock repurchase program of up to $200 million which could be used from time-to-time to enhance shareholder value. These purchases may be in the open market or in privately negotiated transactions and will be subject to market conditions, applicable legal requirements, cash available, competing reinvestment opportunities in the acquisition market for oil and gas, and other factors.

Expansion of Credit Facility:
Houston Exploration is in the process of amending its revolving bank credit facility to increase the available borrowing capacity from $450 million to $750 million, with an initial borrowing base of $600 million. The amendment is expected to be effective by November 29, 2005.
2006 Capital Program and Guidance:
Houston Exploration has approved a 2006 capital expenditure program of $423 million, excluding any amounts for acquisitions. The following table has been prepared to assist with understanding the company’s estimated financial results and near-term performance. The capital program and table are based on current expectations, including the pending acquisition in South Texas and the divestiture of the offshore region. Certain factors that could materially impact these forward-looking statements are set forth below in this release.
Note that all 2006 estimates assume the sale of the Gulf of Mexico assets by the end of the first quarter 2006.

Costs ($/Mcfe)	2006 Estimate
- Lease operating expense	0.55 (+/-)
- Severance tax	0.23 (+/-)
- General and administrative, net	0.36 (+/-)
- Transportation	0.15 (+/-)
- Depreciation, depletion and amortization and asset retirement accretion	2.58 (+/-)
- Interest, net	0.24 (+/-)

Operations	2006 Estimate
- Production estimate (Bcfe)	90 (+/-)
Forward-looking statements:
This news release and oral statements regarding the subjects of this release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this press release are forward-looking statements and reflect the company’s current expectations and are based on current available information and numerous assumptions. Important factors that could cause actual results to materially differ from the company’s current expectations include, among others, the business outlook, the ability to implement, negotiate and consummate the divestiture of our offshore assets and effect the qualified like-kind exchange transactions to maximize tax efficiencies, the impact of onshore asset concentration, the market and other factors for stock repurchases, the impact of any stock repurchases, the risks associated with the consummation and successful integration of the pending South Texas acquisition, the uncertain timetable of third-party hurricane repairs to pipelines and facilities, the extent of damage and delayed recovery from hurricanes, the availability of needed equipment and personnel to restore production, additional hurricane or operational issues, price volatility, the risk of future writedowns, the impact of hedging activities, the accuracy of estimates of reserves and production rates, production and spending requirements, the inability to meet substantial capital requirements, the constraints imposed by the company’s outstanding indebtedness, the relatively short production life of the company’s reserves, reserve replacement risks, drilling risks and results, the competitive nature of the industry, the risks associated with the recent acquisitions and any future acquisitions, the integration of acquired assets and other risks and factors inherent in the exploration for and production of natural gas and crude oil discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2004. The company assumes no responsibility to update any of the information referenced in this news release.
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Contact:	The Houston Exploration Company
Melissa Reynolds
713-830-6887
mreynolds@houstonexp.com